Item 77C - DWS RREEF Real Estate Fund II,
Inc. (the "Registrant")

Registrant incorporates by reference the
Registration Statement on Form N-14,
filed on May 7, 2007,
(Accession No. 0000950123-07-006874).

The Annual Meeting (the "Meeting") of
Stockholders of DWS RREEF Real Estate Fund
II, Inc. (the
"fund") was held on June 7, 2007, at the offices of Deutsche Asset Management,
Inc. (part of Deutsche
Asset Management), 345 Park Avenue, New York,
NY 10154.

At the Meeting, the following matters were voted upon by the stockholders (the resulting votes are presented below):

1.	The election of the following four
Class I Directors of the Fund to hold
office for a term of three
years and until their respective successors have been duly elected and qualified:


Number of Votes:

For
Withheld
Henry P. Becton, Jr.
31,034,658
581,848
Dawn-Marie Driscoll
31,047,196
569,310
Keith R. Fox
31,027,073
589,433
Martin J. Gruber
31,015,464
601,051


2.	The election of the following Class II
Director of the Fund to hold office
for a term of one year
and until his successor has been duly elected and qualified:


Number of Votes:

For
Withheld
Axel Schwarzer
31,027,397
589,109



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